UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    September 16, 2008

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

  Delaware                                                        001-13835                                                             39-1661164
  (State or Other Jurisdiction               (Commission file Number)                                          (IRS Employer
           of  Incorporation)                                                                                                                 Identification No.)

 50 Lakeview Parkway, Suite 111,              Vernon Hills, IL                                             60061
(Address of Principal Executive Offices)                                                           (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

The Registrant held its annual stockholders meeting on September 16, 2008.  At the meeting, the stockholders approved a proposal to amend the Registrant’s certificate of incorporation to effect a reverse stock split of the Registrant’s common stock at any time prior to June 30, 2009 at a ratio between 1-for-20 and 1-for-30 as determined by the Registrant’s Board of Directors and to decrease the Registrant’s authorized common stock from 200 million shares to 100 million shares.  The proposal required the affirmative vote of a majority of the outstanding shares of common stock, and 78,351,083 shares of common stock, or 60.2% of the outstanding shares of common stock, voted to approve the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of September 2008.
                                APPLIED NEUROSOLUTIONS, INC.

                                By:           /s/David Ellison
                                Name:  David Ellison
                                Title:    Chief Financial Officer